Exhibit 99.1

ISSUE RELEASE:	INVESTOR CONTACT:	Trina Schurman
Wed., Aug. 20, 2014		Nordstrom, Inc.
206-233-6503

	MEDIA CONTACT:	Dan Evans
Nordstrom, Inc.
206-303-3036

Nordstrom Board of Directors Approves Quarterly Dividend
SEATTLE, Wash. – (August 20, 2014) – Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors approved a quarterly dividend of 33 cents per share payable on September 17, 2014 to shareholders of record at the close of business on September 2, 2014. The quarterly dividend is unchanged when compared to the previous quarter’s dividend and represents an increase of 10 percent when compared to the dividend in September 2013.
ABOUT NORDSTROM
Nordstrom, Inc. is a leading fashion specialty retailer based in the U.S. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 270 stores in 36 states, including 116 full-line stores, 151 Nordstrom Racks, two Jeffrey boutiques and one clearance store. Nordstrom also serves customers through Nordstrom.com, the newly developed e-commerce site Nordstromrack.com, and its online private sale site, HauteLook. Nordstrom, Inc.’s common stock is publicly traded on the NYSE under the symbol JWN.

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